SCHEDULE (RULE 14a-101) 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
Filed by Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:
[    ]   Preliminary Proxy Statement
[]Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[    ]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

  . . . . . . . . . . . FORWARD FUNDS, INC.  . . . . . . . . . . . .. . . . . .
                (Name of Registrant as Specified In Its Charter)
                      Julie A. Tedesco, Assistant Secretary
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required
[    ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)       Title of each class of securities to which transaction applies:
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
2)       Aggregate number of securities to which transaction applies:
          . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .
 . . . . .
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . .
4) Proposed maximum aggregate value of transaction:
                      . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . .
5) Total fee paid:
                     . . . . . . . . . . . . . . . . . . . . . . . . . .
[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
2)       Form, Schedule or Registration Statement No.:
                  Schedule 14A; 811-8419
3)       Filing Party:
                  FORWARD FUNDS, INC.
4)       Date Filed:
April 21, 1999

                               FORWARD FUNDS, INC.
                        433 California Street, Ste. 1010
                         San Francisco, California 94104
                        The Global Asset Allocation Fund
                              The Global Bond Fund
                          The International Equity Fund
                       The Small Capitalization Stock Fund
                                 The Equity Fund
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 April 29, 1999
To the Shareholders:
Notice is hereby given that a Special Meeting of Shareholders of The Global Asset Allocation Fund, The Global Bond Fund, The International Equity Fund, The Small Capitalization Stock Fund and The Equity Fund (the "Funds"), each a series of Forward Funds, Inc. (the "Company"), will be held at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94105, on April 29, 1999 at 8:00 a.m., San Francisco time, for the following purposes:

PROPOSALS:
1. To approve or disapprove a proposed Distribution Plan relating to each Fund. (voted on separately by shareholders of each Fund)

2. To approve or disapprove an amendment to The Global Bond Fund's investment objective. (voted on by shareholders of The Global Bond Fund only)

3. To approve or disapprove implementation of a structure for the Company which would permit the Board of Directors to replace or appoint investment sub-advisers for each Fund without the necessity of seeking shareholder approval. (voted on separately by shareholders of each Fund)

4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

By Order of the Directors of the Company, Julie A. Tedesco, Assistant Secretary
April 13, 1999

                             YOUR VOTE IS IMPORTANT



PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED
PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING

Instructions for Signing Proxy Cards

                  The following general rules for signing proxy cards may be of assistance to you and will avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

         Registration      Valid Signature

         Corporate Accounts
(1)      ABC Corp.                  John Doe, Treasurer
(2)      ABC Corp.                  John Doe
                  c/o John Doe, Treasurer
(3)      ABC Corp. Profit Sharing Plan               John Doe, Trustee

Trust Accounts
(1)      ABC Trust                  Jane B. Doe, Trustee
(2)      Jane B. Doe, Trustee               Jane B. Doe
                  u/t/d 12/28/78

Custodial or Estate Accounts
(1)      John B. Smith, Cust.               John B. Smith
                    f/b/o John B. Smith, UGMA
(2)      John B. Smith              John B. Smith, Executor

                              FORWARD FUNDS, INC.
                        433 California Street, Ste. 1010
                        San Francisco, California 94104
                        The Global Asset Allocation Fund
                              The Global Bond Fund
                         The International Equity Fund
                      The Small Capitalization Stock Fund
                                The Equity Fund
                                 PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Forward Funds, Inc. (the "Company") to be voted at the Special Meeting of Shareholders of The Global Asset Allocation Fund, The Global Bond Fund, The International Equity Fund, The Small Capitalization Stock Fund and The Equity Fund (each a "Fund" and collectively, the "Funds"), each a series of the Company, to be held at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94105, on April 27, 1999 at 8:00 a.m., San Francisco time, and at any adjournment or adjournments thereof (the "Meeting"). This Proxy Statement and its enclosures are being mailed to shareholders of the Funds beginning on or about April 13, 1999.

GENERAL

Each Fund's shareholders of record on February 26, 1999, the record date for determining shareholders entitled to vote at the Meeting (the "Record Date"), are entitled to one vote for each whole share of common stock (and a proportionate fractional vote for each fractional share) of the Fund held as of that date. The number of shares of the Funds issued and outstanding as of the Record Date was as follows:

     Number of
Fund                                        Shares Outstanding
The Global Asset Allocation Fund               10,095,162.84
The Global Bond Fund                           3,021,476.52
The International Equity Fund                  2,060,472.83
The Small Capitalization Stock Fund            3,538,083.34
The Equity Fund                                2,983,812.22

Timely, properly executed proxies will be voted as you instruct. If you return your proxy card and no choice is indicated, your shares will be voted in favor of the proposal set forth in the attached Notice of Special Meeting of Shareholders. At any time before it has been voted, the enclosed proxy may be revoked by the signer by (i) a written revocation received by the Assistant Secretary of the Company prior to the exercise of the proxy, (ii) properly executing a later-dated proxy or (iii) attending the Meeting, requesting return of any previously delivered proxy and voting in person.


 A copy of the Funds' annual report for the fiscal year ending December 31, 1998, may be obtained without charge by writing to First Data Investor Services Group, Inc., P.O. Box 5184, Westborough, Massachusetts 01581-5184, or by calling toll free 1-800-999-6809.



The costs of solicitation of proxies will be borne by the Funds. Solicitation of proxies by personal interview, mail, telephone and telegraph may be made by officers and Directors of the Company and employees of the Funds' investment adviser, Webster Investment Management Company, LLC ("Webster" or the "Adviser"), or First Data Distributors, Inc. (the "Distributor"), the Funds' principal underwriter. This Proxy Statement solicits votes on proposals affecting more than one Fund as set forth below. Shareholders are requested to vote only on those proposals affecting the Funds of which they are shareholders.

         Proposals:        Fund(s):

1.  To approve or disapprove a Distribution Plan     Each Fund

2. To approve or disapprove a change in investment The Global Bond Fund objective

3.       To approve or disapprove the implementation of a           Each Fund
         structure for the Company which would permit the Board of Directors to replace or appoint investment sub-advisers for each Fund without the necessity of seeking shareholder approval

PROPOSAL 1: TO APPROVE OR DISAPPROVE A PROPOSED DISTRIBUTION PLAN RELATING TO EACH FUND

At the Special Meeting, it is proposed that the shareholders of each Fund approve a Plan of Distribution pursuant to Rule 12b-1 (the "Distribution Plan") under the Investment Company Act of 1940, as amended (the "1940 Act"). Proposal 1 in the Notice of Special Meeting of Shareholders (the "Proposal") relates to the approval or disapproval of the Distribution Plan. The Distributor has approved the Distribution Plan and recommends that shareholders approve the Distribution Plan, primarily because the Distribution Plan will provide each of the Funds with greater flexibility to provide both distribution and administrative services to shareholders without increasing the contractual expense level of the Funds. As is discussed below in greater detail the Directors propose to reduce the fee level of the existing Shareholder Services Plan by the amount of the Distribution Plan fee.

The Distribution Plan has been approved by the Directors of the Company pursuant to Rule 12b-1 of the 1940 Act, and, if approved by the shareholders of a Fund, would supplement the Shareholder Services Plan of the Funds of the Company (the "Shareholder Services Plan") as it relates to a Fund. The Distribution Plan is similar to the Shareholder Services Plan in that both plans permit the Company to pay fees as compensation for shareholder services relating to the Funds (which shareholder services are in addition to the general services provided to a Fund as a whole). However, unlike the Shareholder Services Plan, the Distribution Plan also permits a Fund to pay fees as compensation for (i) activities and/or expenses primarily intended to result in the sale of shares of a Fund and (ii) additional personal services to a Fund's shareholders, for administrative services and the maintenance of shareholder accounts. Both the Distribution Plan and the Shareholder Services Plan authorize a Fund to pay an annual fee for these services. The Distribution Plan authorizes a Fund to pay, on an annual basis, aggregate fees not to exceed 0.25% of the Fund's average daily net assets. The Shareholder Services Plan previously approved authorized a Fund to pay, on an annual basis, up to 0.35% of a Fund's average daily net assets as fees for services rendered and expenses borne under such plan. The maximum amount payable by a Fund under the Shareholder Services Plan, however, will be reduced to 0.10% of a Fund's average daily net assets if the Distribution Plan is adopted.

At a meeting held on February 25, 1999, the Directors of the Company, including all of the Directors who are not interested persons of the Company (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Distribution Plan or any agreements related to it (the "Independent Directors"), unanimously approved the Distribution Plan.

Current Shareholder Services Plan

The Shareholder Services Plan was adopted on February 6, 1998 by the Directors of the Company. Under the Shareholder Services Plan, the Company, on behalf of each Fund, is authorized to pay banks and their affiliates and other institutions, including broker-dealers ("Participating Organizations"), an aggregate fee at an annual rate not to exceed on an annual basis 0.35% of the average daily net asset value of the shares of a Fund attributable to or held in the name of a Participating Organization for its clients as compensation for providing "service activities" pursuant to an agreement with a Participating Organization. The fees may be paid for activities in connection with: (i) the provision of personal and continuing services to investors in the Fund; (ii) receiving, aggregating and processing purchase and redemption orders; (iii) providing and maintaining retirement plan records; (iv) communicating
periodically   with   shareholders   and   answering   questions   and  handling
correspondence from shareholders about accounts; (v) acting as the sole shareholder of record and nominee for shareholders; (vi) maintaining account records and providing beneficial owners with account statements; (vii) processing dividend payments; (viii) issuing shareholder reports and transaction confirmations; (ix) providing sub-accounting services for Fund shares held beneficially; (x) forwarding shareholder communications to beneficial owners;
(xi) receiving, tabulating and transmitting proxies executed by beneficial owners; and (xii) general account administration activities. Overhead and other expenses of a Participating Organization related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

During the Funds' fiscal year ended December 31, 1998, the Funds paid no fees to Participating Organizations under the Shareholder Services Plan.

Proposed Distribution Plan


The Directors of the Company have determined that it would be appropriate for the Funds to adopt a Distribution Plan. In determining to recommend the Distribution Plan for shareholder approval the Directors considered, among other things, the different possible arrangements for, as well as the costs associated with, providing distribution services, shareholder and administrative services
and account maintenance services.   The Directors of the Company believe that
the Distribution Plan will provide benefits to each Fund by economies of scale through increased assets for each Fund from expanded distribution and marketing channels. The Directors of the Company believe that the Distribution Plan is likely to result in greater sales and/or fewer redemptions of the Company's shares, and thus higher asset levels in the Funds, although it is impossible to know for certain the level of sales and redemptions of the Company's shares that would occur in the absence of the Distribution Plan or under alternative distribution arrangements. The Directors of the Company believe that higher asset levels could benefit the Funds by reducing Fund expense ratios and/or by affording greater investment flexibility to the Funds. With respect to each Fund, the Distribution Plan authorizes the Company to pay on an annual basis up to 0.25% of a Fund's average daily net assets ("Distribution Plan Fees") as fees for shareholder, administrative and distribution services rendered and expenses borne under the Distribution Plan. Under the Distribution Plan, the Company would be authorized to pay to the Distributor or other persons or entities (which may but need not be affiliated with the Company or any of its investment advisers or other service providers), Distribution Plan Fees for services rendered and expenses borne in connection with the provision of shareholder services, account maintenance services, administrative services and/or distribution services with respect to shares of each Fund.


Under the Distribution Plan, the Distribution Plan Fees may be paid as compensation for activities and/or expenses primarily intended to result in the sale of shares of the Company, including, but not limited to: (i) compensation to, and expenses (including overhead and telephone expenses) of, underwriters, dealers, brokers, banks and other selling entities (including the Distributor) and sales and marketing personnel or any of them for printing of prospectuses and reports for other than existing shareholders and the preparation, production and dissemination of sales, marketing and shareholder servicing materials information of the Company relating to the Funds; (ii) compensating underwriters, dealers, brokers, banks and other financial institutions who aid in the processing of purchase or redemption requests for shares or the processing of dividend payments with respect to shares, who provide information periodically to shareholders showing their positions in shares, who forward communications from the Company to shareholders, who render ongoing advice concerning the suitability of particular investment opportunities offered by the Company in light of the shareholders' needs, who respond to inquiries from shareholders relating to such services, or who train personnel in the provision of services; and (iii) services qualifying for the payment of "service fees" under the rules of the National Association of Securities Dealers, Inc.

The Distribution Plan Fees may also be paid as compensation for activities and/or expenses for administrative services to the shareholders of the Company, which may include (and are in addition to any such general services provided to shareholders as a whole): (i) transfer agency and sub-transfer agent services for beneficial owners of shares, (ii) aggregating and processing purchase and redemption orders of shareholders, (iii) providing beneficial owners of shares who are not record owners with statements showing their positions in Fund shares, (iv) processing dividend payments for shares held beneficially, (v) providing sub-accounting services for shares held beneficially, (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners of shares who are not record owners and (vii) receiving, tabulating and transmitting proxies executed by beneficial owners of shares who are not record owners. If approved, the Distribution Plan will continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually by votes of the majority of both (a) the Directors of the Company and (b) the Independent Directors of the Company cast in person at a meeting called for the purpose of voting on continuance of the Distribution Plan.

Under the Distribution Plan or any related agreement, any person authorized to direct the disposition of monies paid or payable by the Company will be required to provide to the Directors of the Company, and the Directors will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

The Distribution Plan may be terminated at any time as to any Fund by vote of a majority of the Independent Directors, or by vote of a majority of the outstanding voting securities of that Fund (as defined in the 1940 Act).

Under the Distribution Plan, all agreements with any person relating to implementation of the Distribution Plan with respect to any Fund will be in writing, and any agreement related to the Distribution Plan with respect to any Fund will provide (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Directors, or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), on not more than 60 days' written notice to any other party to the agreement and (b) that such agreement shall terminate automatically in the event of its assignment. Any change in the Distribution Plan that would materially increase the cost to the shares of a Fund to which the Distribution Plan relates requires approval by the shareholders of that Fund. All material amendments to the Distribution Plan requires a vote of the Directors of the Company, including a majority of the Independent Directors, cast in person at a meeting called for such purpose.

The foregoing discussion of the Distribution Plan is qualified in its entirety by the full text of the form of the Distribution Plan attached as Exhibit A to this Proxy Statement.

Comparison of the Current and Proposed Arrangements

The Company currently maintains a Shareholder Services Plan pursuant to which a Fund may pay on an annual basis up to 0.35% of its average daily net assets for certain shareholder services. The Company proposes to adopt the Distribution Plan, pursuant to which a Fund may pay on an annual basis up to 0.25% of its average daily net assets as service and distribution fees, and to reduce the amount payable by a Fund under the Shareholder Services Plan on an annual basis up to 0.10% of its average daily net assets.

The major differences between the proposed Distribution Plan and the Shareholder Services Plan include:

1. The Shareholder Services Plan authorizes the Company, on behalf of each Fund, to pay fees only for services rendered and expenses borne in connection with the provision of shareholder services relating to Fund shares (which are in addition to any general services provided to the Fund as a whole), but the Distribution Plan authorizes the Company, on behalf of each Fund, to pay fees for services rendered and expenses borne in connection with the provision of any or all of
(i) activities or expenses primarily intended to result in the sale of Fund shares, (ii) shareholder services to Fund shares (which are in addition to any general services provided to the Fund as a whole) and (iii) personal services to the Company's shareholders and/or for the maintenance of shareholder accounts; and

2. The Distribution Plan may be terminated at any time as to any Fund by vote of a majority of the outstanding voting securities of that Fund (as defined in the 1940 Act).



 Expense Comparison Table


Set forth below is a table comparing the Fund expenses currently payable, and proposed to be paid, under the Shareholder Services Plan and the Distribution Plan.

Current Fund Expenses

Annual  Fund  Operating   Expenses  (as  a  percentage  of  average  net  assets
annualized)1

                                                       Small   International                 Global         Asset
                                                       Cap       Equity      Equity          Bond           Allocation
                                                       Fund       Fund        Fund           Fund            Fund

---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Management Fee                                       1.05%        0.63%     0.95%         0.60%          0.05%
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Distribution and Service (12b-1) Fees                0.00%        0.00%     0.00%         0.00%          0.00%
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Other Expenses                                       0.55%        0.77%     0.85%         0.85%          0.45%
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Total Annual Fund Operating Expenses                 1.60%        1.40%     1.80%         1.45%          0.50%
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Fee Waiver2                                          0.15%        *         0.20%         0.05%          *
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Net Expenses3                                        1.45%        *         1.60%         1.40%          *
---------------------------------------------------- ------------ --------- ------------- -------------- -----------

1 "Annual Fund Operating Expenses" are paid out of each Fund's assets. Expenses are factored into the Fund's share price or dividends, and are not charged directly to shareholder accounts. Expenses shown for the Asset Allocation Fund are direct expenses of the Fund. Asset Allocation Fund will also bear indirectly its proportional share of expenses of each other Fund in which it invests, so its return will be reduced by those expenses. The level of indirect expenses borne by the Asset Allocation Fund will thus be expected to range from 1.40% to 1.60% (or 1.40% to 1.80% without waivers).

2 Webster has agreed to temporarily waive a portion of its fees for each of the Funds (except Equity Fund and Asset Allocation Fund) for the current fiscal year. Waived fees will not be recovered at a future date. Absent the investment advisory fee waiver, "Investment Advisory Fees" as a percentage of the average daily net assets would be 1.05%, 0.95% and 0.60% for the Small Cap Fund, International Equity Fund and Global Bond Fund, respectively.

3 Absent the fee waivers described in Note 2, "Total Fund Operating Expenses" as a percentage of average daily net assets are estimated to be 1.60%, 1.80% and 1.45% for the Small Cap Fund, International Equity Fund and Global Bond Fund, respectively.

* Not applicable to the Fund.

Proposed Fund Expenses

Annual  Fund  Operating   Expenses  (as  a  percentage  of  average  net  assets
annualized)4

                                                      Small    International             Global          Asset
                                                       Cap         Equity    Equity       Bond           Allocation
                                                       Fund        Fund      Fund         Fund            Fund

---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Management Fee                                       1.05%        0.63%     0.95%         0.60%          0.05%
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Distribution and Service (12b-1) Fees5               0.25%        0.25%     0.25%         0.25%          0.25%
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Other Expenses                                       0.30%        0.52%     0.60%         0.60%          0.20%
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Total Annual Fund Operating Expenses                 1.60%        1.40%     1.80%         1.45%          0.50%
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Fee Reimbursement6/Waiver7                           0.15%6       *         0.20%7        0.05%7         *
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
---------------------------------------------------- ------------ --------- ------------- -------------- -----------
Net Expenses8                                        1.45%        *         1.60%         1.40%          *
---------------------------------------------------- ------------ --------- ------------- -------------- -----------

4 These expenses are paid directly out of each Fund's assets. Expenses are factored into the share price or dividends and are not charged directly to shareholder accounts. The Asset Allocation Fund will also bear indirectly its proportional shares of expenses of each other fund in which it invests, so its return will be reduced by those expenses. The level of indirect expenses borne by the Asset Allocation Fund will be expected to range from 1.40% to 1.60% (or 1.40% to 1.80% without waivers).

5 These are Distribution Plan expenses pursuant to which up to 0.25% of each Fund's average daily net assets may be used to pay shareholder servicing and distribution fees. The Distribution Plan in part replaces a Shareholder Servicing Plan pursuant to which up to 0.35% of each Fund's average net assets could be used to pay shareholder servicing fees. The Shareholder Servicing Plan will continue at an annual rate of 0.10% of each Fund's average net assets. (This Note 5 relates to Proposal Number 1 herein).

6 The Fund's Investment Adviser has agreed to reimburse the Fund for certain expenses incurred during the current fiscal year.

7 The Fund's Investment Adviser has agreed to waive a portion of its fees for the Fund for its current fiscal year.

8 This number reflects total annual fund operating expenses after inclusion of the fee waiver.


*   Not applicable to the Fund.

Director Action; Required Shareholder Vote

At a meeting held on February 25, 1999, the Directors of the Company voted unanimously to approve the Distribution Plan with respect to the Funds. If the shareholders of a Fund approve the Distribution Plan at the Special Meeting of Shareholders, the Distribution Plan will become effective with respect to such Fund on or about such date.

The required vote for approval of the Distribution Plan with respect to a Fund is the lesser of (1) 67% of the shares of the Fund represented at the Meeting if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund. If shareholders of a Fund do not approve the Distribution Plan, the Shareholder Services Plan will remain in effect with respect to such Fund.

THE DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE TO APPROVE THE PROPOSED DISTRIBUTION PLAN.

PROPOSAL 2: TO APPROVE OR DISAPPROVE AN AMENDMENT TO THE GLOBAL BOND FUND'S INVESTMENT OBJECTIVE.

At a meeting of the Board of Directors of the Company held on March 30, 1999, The Global Bond Fund"s investment adviser, Webster, recommended that shareholders be asked to approve a change in the investment objective of The Global Bond Fund. The current investment objective of The Global Bond Fund states as follows:

"The Global Bond Fund seeks income with capital appreciation as a secondary goal."

The Fund's investment objective is proposed to be amended to state as follows:

"The Global Bond Fund seeks to realize maximum total return consistent with the preservation of capital."

The Global Bond Fund is advised by Webster and its investment sub-adviser is Pacific Investment Management Company ("PIMCO"). The Global Bond Fund currently invests primarily in debt securities issued by companies and governments located throughout the world. Under normal circumstances, The Global Bond Fund invests at least 65% of its assets in fixed income securities of issuers located in at least three countries (one of which may be the United States), which may be represented by futures contracts (including related options) with respect to such securities, and options on such securities, when the sub-adviser deems it appropriate to do so. The proposed change in investment objective will not have any impact upon the types of securities in which the Fund invests. Webster and the Company's Directors recommend the change because the Fund's sub-adviser believes that the proposed change will better enable the sub-adviser to achieve superior returns. The sub-adviser will have greater flexibility to emphasize either the income return potential from investing in global debt securities or the returns that can be achieved by realizing gains from the purchase and sale of these securities.

While trading in securities will cause the Fund to have a higher than normal portfolio turnover rate the Fund's portfolio turnover rate is not inconsistent with funds with similar investment objectives. The Fund generally does not pay brokerage commissions in buying and selling debt securities. Debt securities trade on the basis of spreads between bid and ask quotations of dealers, and the sub-adviser believes that through its trading policies and strategies it can achieve favorable returns, notwithstanding dealer spreads.

The total return sought by The Global Bond Fund will consist of interest and dividends from underlying securities, capital appreciation reflected in unrealized increases in the value of portfolio securities (realized by the shareholder only upon selling shares), or realized from the purchase and sale of securities, or gains from favorable changes in foreign currency exchange rates.

Required Shareholder Votes

The Global Bond Fund's investment objective is a fundamental policy and as such cannot be changed without an affirmative vote of a majority of such Fund's outstanding shares as defined in the 1940 Act. For these purposes, a "majority of the outstanding shares" means the lesser of (1) 67% of the shares of The Global Bond Fund represented at the Meeting if more than 50% of the Fund's shares are represented at the Meeting, or (2) more than 50% of the outstanding shares of The Global Bond Fund. If shareholders of The Global Bond Fund do not approve the proposed amendments to the Fund's investment objective the investment objective will remain the same.

THE DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE TO APPROVE THE PROPOSED AMENDMENTS TO THE GLOBAL BOND FUND'S INVESTMENT OBJECTIVE.

PROPOSAL 3: TO APPROVE OR DISAPPROVE A PROPOSAL WHICH WOULD AUTHORIZE THE BOARD OF DIRECTORS TO REPLACE OR APPOINT INVESTMENT SUB-ADVISERS FOR EACH FUND WITHOUT THE NECESSITY OF SEEKING SHAREHOLDER APPROVAL.

Approval of this Proposal would permit the Board of Directors to replace or appoint investment sub-advisers for each Fund without obtaining shareholder approval of the relevant Fund's shareholders. This Proposal is being submitted to the shareholders of each Fund for approval as required by the terms of an exemptive application to be filed with the Securities and Exchange Commission (the "SEC") and will not become effective with respect to any particular Fund unless and until (1) the SEC has granted the relief requested in the exemptive application and (2) this Proposal has been approved by a majority vote of such Fund's shareholders. If approved, it is anticipated that the implementation of this Proposal will enable the Company to achieve a higher degree of management efficiency and will reduce the need for costly and perfunctory shareholder meetings. If shareholders approve this Proposal, and an SEC order is obtained, the Board would be able, upon the recommendation of Webster, and without shareholder approval, to replace an investment sub-adviser and/or appoint additional sub-advisers to the Funds, and to utilize investment sub-advisory agreements for the Funds whose terms are different from those currently used by the Company.

The Investment Management Structure

Webster serves as the investment adviser to each Fund and, as a registered investment adviser, has engaged the services of certain sub-advisers to manage the day-to-day investment activities of the portfolios of certain Funds.

Subject to the general supervision of the Company's Board of Directors and in accordance with the investment objective, policies and restrictions of the Funds, Webster has the authority to manage the Funds and to make decisions with respect to, and place orders for, all purchases and sales of the Funds' securities. It also provides the Funds with ongoing investment guidance and policy direction which involves evaluating the performance of the sub-advisers in light of selected benchmarks and the needs of the Funds, evaluating potential, additional or replacement sub-advisers, recommending changes to the Board where appropriate and reporting to the Board and shareholders on the foregoing matters.

Webster, in turn, has delegated the daily investment decisions to each Fund's sub-adviser. Each Fund (except The Global Asset Allocation Fund) is managed by a sub-adviser. Subject to the general supervision of the Company's Board of Directors and the Adviser and in accordance with the investment objective, policies and restrictions of the Funds, the sub-advisers manage the Funds and make decisions with respect to, and place orders for, all purchases and sales of the Funds' securities.

SEC Exemptive Relief

Section 15(a) of the 1940 Act requires that all contracts pursuant to which persons serve as investment advisers to investment companies be approved by shareholders. As interpreted, this requirement applies to the appointment of investment sub-advisers to any Fund of the Company for which Webster currently or in the future acts as an investment adviser. The SEC has previously granted exemptions from the shareholder approval requirements for funds that operate within a similar investment management structure and, therefore, the Company will apply for such an exemption. If the SEC approves the Company's application and shareholders approve this Proposal, the Board, without shareholder approval, would be able to appoint additional or replacement sub-advisers without having to unnecessarily seek shareholder acquiescence. The Board would not, however, be able to replace the Adviser without receiving shareholder approval, as required by the 1940 Act and applicable regulations governing mutual fund advisory contracts. There can be no assurance that the exemptive order will be granted.

Director Considerations

This Proposal is intended to facilitate the efficient operation of the current investment management structure of the Company, afford the Company increased management flexibility and allow the Adviser to perform to the fullest extent the principal functions the Company is paying the Adviser to perform with respect to the investment sub-advisers - continuously monitoring the performance of the sub-advisers and, from time to time, recommending that the Board replace sub-advisers or appoint additional sub-advisers, depending on the Adviser's assessment of a sub-adviser's performance and the probability of such investment sub-adviser achieving a Fund's investment objective. The Board would make the
decision  as  to  whether  a  sub-adviser   should  be  replaced  or  additional
sub-advisers appointed without necessitating a shareholder meeting in each instance. In addition, the Proposal, if approved, would avoid the need to seek shareholder approval of new investment sub-advisory agreements when an agreement has been terminated as a result of a change in control of a sub-adviser. While there is no way of knowing exactly how often the Adviser may recommend, and the Board approve, the termination and replacement of a particular sub-adviser, or the selection of an additional sub-adviser, each of which would typically require a shareholder meeting, industry practice has shown that the use of sub-advisers results in more frequent shareholder meetings than would otherwise be the case. Because shareholder meetings result in substantial costs to shareholders which could reduce the desired benefits of the investment management structure, the Board believes that approval of this Proposal would benefit shareholders.


In reaching this conclusion the Directors compared the costs of shareholder meetings against the benefits of shareholder scrutiny of proposed contracts with additional or replacement sub-advisers. The Directors considered in their analysis that, even in the absence of shareholder approval, any proposal to add or replace a sub-adviser would receive careful review. First, the Adviser would assess the Fund's needs and, if it believed additional or replacement sub-advisers could benefit the Fund, would methodically search the relevant universe of available investment managers. Second, any recommendations made by the Adviser would have to be approved by a majority of the Board, including a
majority of the   "Independent  Directors"  of the Company.  Finally,  any
selections of additional or replacement sub-advisers would have to comply with conditions in the SEC exemptive order, if it is granted. In seeking the exemptive order, the Company, among other things, would: (i) agree to disclose its ability to hire and fire sub-advisers without shareholder approval; (ii) provide quarterly information to the Board about the Adviser's profitability and the impact of hiring and firing any such sub-adviser on profitability; and (iii) furnish information to shareholders within a certain period of time about any new sub-advisers hired.


Required Shareholder Vote


The required vote for approval of the Proposal with respect to a Fund is the lesser of (1) 67% of the shares of the Fund represented at the Meeting if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund. If a majority of such Fund's shareholders do not approve this Proposal and if the SEC does not grant the relief requested in the exemptive application then the current arrangement for replacing and appointing sub-advisers will remain in place.


THE DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF EACH FUND OF THE COMPANY VOTE FOR THIS PROPOSAL.
ADDITIONAL INFORMATION

Information About the Company

The  Company  is  a  diversified,   open-end   management   investment   company
incorporated in Maryland on October 3, 1997. The Company is a series type company with six investment portfolios. The address of the Company is 433 California Street, Suite 1010, San Francisco, California 94104.

Information About the Adviser, Sub-Advisers, Administrator and Distributor

Webster is the investment adviser of each of the Funds. Each Fund's investment portfolio, other than The Global Asset Allocation Fund, is managed on a day-to-day basis by the Fund's sub-adviser, under the general oversight of Webster and the Board of Directors of the Company. The address of Webster is 433 California Street, Suite 1010, San Francisco, California 94104. Barclays Global Fund Advisors, Inc., 45 Fremont Street, San Francisco, California 94105, is the sub-adviser to The Equity Fund. Hoover Capital Management, LLC, 655 Montgomery Street, Suite 800, San Francisco, California 94111, is the sub-adviser to The Small Capitalization Stock Fund. Pacific Investment Management Company, 840 Newport Center Drive, Suite 360, New Port Beach, California 92658-6430, is the sub-adviser to The Global Bond Fund. Templeton Investment Counsel, 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394, is the sub-adviser to The International Equity Fund.

First Data Investor Services Group, Inc. provides administration services for the Funds and First Data Distributors Inc. acts as the principal underwriter of the Company's shares. The address of First Data Investor Services Group, Inc. and First Data Distributors, Inc. is 4400 Computer Drive, Westborough, Massachusetts 01581.

Shareholders as of the Record Date
As of the Record Date, the following persons owned of record or beneficially more than five percent of the outstanding shares of the following Funds:

----------------------------- ----------------------------- ---------------------------- ----------------------------
                              Name and Address
                              of Beneficial                 Amount and Nature of
Funds                         Owners                        Beneficial Ownership         Percentage of Shares
----------------------------- ----------------------------- ---------------------------- ----------------------------

The Global Bond Fund           Fox & Co.                          2,969,303                  98.27%
                               P.O. Box  976
                               New York, NY 01268

The Global Asset               Sutton Place Associates, LLC       10,078,840                 99.83%
Allocation Fund                One Embarcadero Centre Ste. 1050
                               San Francisco, CA  94104

The International              Fox & Co.                           2,058,249                  99.89%
Equity Fund                    P.O. Box  976
                               New York, NY 01268


The Small                     Charles Schwab & Co.                 2,169,885                  61.76%
Capitalization Stock          101 Montgomery St.
Fund                          San Francisco, CA 94104

                              Fox & Co.                            914,167                     26.02%
                              P.O. Box  976
                              New York, NY 01268

                              Muir & Co.                            191,970                    5.46%
                              C/O Frost National Bank
                              P.O. Box 2479
                              San Antonio, TX  78298

The Equity Fund               Fox & Co.                             2,977,765                  99.79%
                              P.O. Box  976
                              New York, NY 01268


 As of February 26, 1999, the officers and Directors of the Company as a group owned less than 1% of the shares of any Fund.

Other Matters

One-third or 33.3% of the shares of each Fund outstanding on the Record Date, present in person or represented by proxy, constitutes a quorum with respect to such Fund for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company as tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of a Proposal for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count all shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote) for purposes of determining the presence of a quorum. Assuming the presence of a quorum for a Fund, abstentions and broker non-votes have the effect of a negative vote on a Proposal.

With respect to any Fund, in the event that a quorum is not present for purposes of acting on a Proposal, or if sufficient votes in favor of a Proposal are not received by April 29, 1999, the persons named as proxies may vote on those matters for which a quorum is present and as to which sufficient votes have been received and may propose one or more adjournments of the Meeting with respect to such Fund to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or represented by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal and will not vote any proxies that direct them to abstain from voting on such Proposal.

Although the Meeting is called to transact any other business that may properly come before it, the only business that management intends to present or knows that others will present is the Proposal mentioned in the Notice of Special Meeting of Shareholders. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

Shareholder Proposals at Future Meetings

The Funds do not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Funds must be received by the Company at a reasonable time before the Company's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

April 13, 1999

EXHIBIT A


         FORWARD FUNDS, INC.

SERVICE AND DISTRIBUTION PLAN UNDER RULE 12b-1


         Forward Funds, Inc. (the "Company") is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "Act"). This Plan relates to the shares of each of the portfolios of the Company identified in Appendix A hereto (each, a "Portfolio"). Appendix A may be amended from time to time as provided herein.

         Section 1. This Plan authorizes the Company to pay to one or more persons or entities (which may but need not be affiliated with the Company or any or its investment advisers or other service providers), pursuant to agreements executed on behalf of the Company, fees ("Fees") for services rendered and expenses borne in connection with the provision of shareholder services or distribution services with respect to the shares of the Company. On an annual basis, the aggregate amount of Fees with respect to each Portfolio paid under this Plan shall not exceed 0.25% of the Portfolio's average daily net assets attributable to its shares.

         Section 2. The Fees may be paid by the Company under this Plan for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of shares of the Company and for servicing accounts of holders of shares. The scope of the foregoing shall be interpreted by the Board, whose decision shall be conclusive except to the extent it contravenes established legal authority. Without in any way limiting the discretion of the Board, the Fees may be paid for the following:

activities primarily intended to result in the sale of shares of the Company, including, but not limited to (i) compensation to, and expenses (including overhead and telephone expenses) of, underwriters, dealers, brokers, banks and other selling entities (including the Distributor) and sales and marketing personnel of any of them for printing of prospectuses and reports for other than existing shareholders of a Portfolio and the preparation, production and dissemination of sales, marketing and shareholder servicing materials information of the Company; and (ii) compensating underwriters, dealers, brokers, banks and other financial institutions who aid in the processing of purchase or redemption requests for shares or the processing of dividend payments with respect to shares, who provide information periodically to shareholders showing their positions in a Portfolio's shares, who forward communications from the Company to shareholders, who render ongoing advice concerning the suitability of particular investment opportunities offered by the Company in light of the shareholders' needs, who respond to inquiries from shareholders relating to such services, or who train personnel in the provision of services; administrative services to the shareholders of the Company, which may include (and are in addition to any such general services provided to a Portfolio as a whole): (i) transfer agency and sub-transfer agent services for beneficial owners of shares, (ii) aggregating and processing purchase and redemption orders of shareholders, (iii) providing beneficial owners of shares who are not record owners with statements showing their positions in the Portfolio, (iv) processing dividend payments for shares held beneficially, (v) providing sub-accounting services for shares held beneficially, (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners of shares who are not record owners and (vii) receiving, tabulating and transmitting proxies executed by beneficial owners of shares who are not record owners; and

additional personal services to the Company's shareholders and/or for the maintenance of shareholder accounts and any other services qualifying for the payment of "service fees" under the rules of the National Association of Securities Dealers, Inc.

         Section 3. This Plan and each related agreement must be approved by a majority of the Board ("Board Approval") and by a majority of the Directors who are not interested persons of the Company ("Disinterested Director Approval") and have no direct or indirect financial interest in the operation of this Plan or any such agreement, by vote cast in person at a meeting called for the purposes of voting on such agreement. All determinations or authorizations of the Board hereunder shall be made by Board Approval and Disinterested Director Approval. Each agreement relating to the implementation of this Plan must contain the provisions required by Rule 12b-1 under the Act.

         Section 4. The officers, investment adviser or Distributor of the Company, as appropriate, shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such payments were made.

         Section 5. To the extent any activity is covered by Section 2 and is also an activity which the Company may pay for on behalf of a Portfolio without regard to the existence or terms and conditions of a plan of distribution under Rule 12b-1 of the Act, this Plan shall not be construed to prevent or restrict the Company from paying such amounts outside of this Plan and without limitation hereby and without such payments being included in calculation of Payments subject to the limitation set forth in Section 1.

         Section 6. This Plan shall not take effect with respect to any Portfolio until it has been approved by a vote of at least a majority of the outstanding voting securities of the Portfolio, unless this Plan is adopted prior to any public offering of the voting securities of that Portfolio or the sale of such securities to persons who are not affiliated persons of that Portfolio, affiliated persons of such persons, promoters of that Portfolio or affiliated persons of such promoters. This Plan shall be deemed to have been effectively approved with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio votes for the approval of the Plan.

         Section  7.  This  Plan  may not be  amended  in any  material  respect
(including any amendment to add a Portfolio to Appendix A) without Board Approval and Disinterested Director Approval and may not be amended to increase materially the amount to be spent for distribution hereunder without such approvals and further approval by a vote of at least a majority of the outstanding shares of the Company.

         Section 8. This Plan may continue in effect for longer than one year after its approval by the shareholders of the Company only as long as such continuance is specifically approved at least annually by Board Approval and by Disinterested Director Approval, cast in person at a meeting called for the purpose of voting on this Plan.

         Section 9. This Plan may be terminated at any time by a vote of the Directors who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Plan or any agreement related to the implementation of the Plan, cast in person at a meeting called for the purposes of voting on such termination, or by a vote of at least a majority of the outstanding shares of the Company.

         Section 10. While this Plan is in effect, the selection and nomination of Directors who are not interested persons of the Company shall be committed to the discretion of the Directors who are not such interested persons.

         Section 11. As used in this Plan, the terms "interested person" and "related agreement" shall have the meanings ascribed to them in the Act and the rules adopted by the Securities and Exchange Commission ("SEC") thereunder and the term "vote of a majority of the outstanding shares" of the Company shall mean the lesser of the 67% or the 50% voting requirements specified in clauses
(A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the SEC.

APPENDIX A

THE INTERNATIONAL EQUITY FUND

THE EQUITY FUND

THE GLOBAL BOND FUND

THE GLOBAL ASSET ALLOCATION FUND

THE REAL ESTATE INVESTMENT FUND

THE SMALL CAPITALIZATION STOCK FUND

[x]

PLEASE MARK VOTES
AS IN THIS EXAMPLE

------------------------------------------------------------------
FORWARD FUNDS, INC.
------------------------------------------------------------------

1.       To approve a proposed Distribution Plan  (each Fund):

For                       Against              Abstain
---                       ---                  ---

2. To approve an amendment to The Global Bond Fund's investment objective (The Global Bond Fund only):

For                       Against       Abstain
---                       ---           ---

3. To approve implementation of a structure for the Company which would permit the Board of Directors to replace or appoint investment sub-advisers for each Fund without the necessity of seeking shareholder approval (each Fund):

For                       Against       Abstain
---                       ---           ---

4. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof:

For                       Against       Abstain
---                       ---           ---


Mark box at right if an address change or comment has been noted on the reverse side of ___ this card.

RECORD DATE SHARES:



  PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


Signature:___________  Date:_________ Signature:_____________  Date:__________

                              FORWARD FUNDS, INC.

              THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS


The undersigned hereby appoints Ronald Pelosi, Julie Tedesco and Jeffrey Steele, and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Forward Funds, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94105 on Thursday, April 29, 1999 at 8:00 a.m., San Francisco time, and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.


 Any one of the above referenced proxies present and acting at the Special Meeting in person shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy,  if properly  executed,  will be voted in the manner directed by the
undersigned  shareholder.   If no direction is made, this proxy will be voted
FOR Proposals 1, 2 and 3 in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. Please refer to the Proxy Statement for a discussion of the Proposals.


PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please sign this proxy exactly as your name(s) appear(s) on the books of Forward Funds, Inc. If joint owners, either may sign. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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